Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-235303 on Form S-3 and Registration Statement Nos. 333-221694 and 333-281402 on Form S-8 of our reports dated February 27, 2025 (March 2, 2026 as to Note E and Note Q), relating to the financial statements of Cannae Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 2, 2026